UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2010

EMPLOYERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
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NEVADA (State or Other Jurisdiction of Incorporation)	001-33245 (Commission File Number)	04-3850065 (I.R.S. Employer Identification No.)
10375 Professional Circle Reno, Nevada (Address of Principal Executive Offices)		89521 (Zip Code)
Registrant's telephone number including area code: (888) 682-6671
No change since last report (Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.05.     Costs Associated with Exit or Disposal Activities.

On July 2, 2010, Employers Holdings, Inc. (the "Company") announced that it has reorganized its operations to eliminate duplicative services and better align resources with business activity and growth opportunities. The Company has combined its four regional operating units into two units, Eastern and Western, with the Strategic Partnerships and Alliances unit remaining structurally unchanged. In connection with these efforts and with general cost control efforts, the Company has eliminated approximately 160 positions. The changes to the Company's workforce will be completed in the third quarter of 2010.

The Company expects to record a restructuring charge of approximately $2.4 million in the third quarter of 2010. For the remainder of the year 2010, the Company expects to generate salary and benefit savings of approximately $8.2 million, with net savings of $5.8 million. The Company anticipates annualized savings in salaries and benefits of approximately $17.0 million in 2011.

These salary and benefit savings are incremental to the annualized integration and restructuring savings achieved since October 31, 2008.

In this Current Report on Form 8-K (this "Current Report"), the Company discusses and makes statements based on currently available information regarding its intentions, beliefs, current expectations, and projections regarding the Company's future operations and performance. Certain of these statements may constitute "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company cautions investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in the Company's future performance. Factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in the Company's public filings with the Securities and Exchange Commission ("SEC"), including the risks detailed in the Company's Quarterly Reports on Form 10-Q and the Company's Annual Reports on Form 10-K. The SEC filings for the Company can be accessed through the "Investors" link on the Company's website, www.employers.com, or through the SEC's EDGAR Database at www.sec.gov.

This Current Report contains forecasts and projections of restructuring costs and cost savings related to the reorganization and cost control efforts of the Company. Although sometimes presented with numerical specificity, these forecasts and projections are based on a variety of estimates and assumptions made by the management of the Company. Although the management of the Company believes that these estimates and assumptions are reasonable under the circumstances, some or all of these estimates and assumptions may not be realized, and they are inherently subject to business and economic uncertainties. Investors are cautioned not to place undue reliance on these forecasts and projections, which speak only as of the date on which they are made. The Company assumes no obligation to update this Current Report or the information contained herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.

By:	/s/ Lenard T. Ormsby
Name:	Lenard T. Ormsby
Title:	Executive Vice President, Chief Legal Officer and General Counsel

Dated:   July 2, 2010